SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Ameristar Casinos, Inc.

(Name of Registrant as Specified In Its Charter)

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AMERISTAR CASINOS, INC.
SUPPLEMENT TO PROXY STATEMENT DATED APRIL 29, 2008
June 2, 2008
To the Stockholders of Ameristar Casinos, Inc.:
     As previously reported, effective May 31, 2008, John M. Boushy submitted his resignation as Ameristar’s President and Chief Executive Officer and as a member of the Board of Directors. On May 31, 2008, the Board of Directors approved certain changes to Ameristar’s senior management team: Ray H. Neilsen, formerly Co-Chairman of the Board and Senior Vice President, was elected to serve as Chairman of the Board; Gordon R. Kanofsky, formerly Co-Chairman of the Board and Executive Vice President, was elected to serve as Chief Executive Officer and Vice Chairman of the Board; and Larry A. Hodges, formerly an independent Director, was elected to serve as President and Chief Operating Officer. Each of Messrs. Neilsen, Kanofsky and Hodges will continue to serve as Directors of Ameristar; however, Mr. Hodges will no longer serve on the Audit, Compensation and Compliance Committees as a result of his new positions. Independent Director Carl Brooks was appointed to replace Mr. Hodges on the Audit Committee and the Compliance Committee and independent Director Leslie Nathanson Juris was appointed Chair of the Compensation Committee.
     In connection with these changes, Ameristar entered into new or amended executive employment agreements with each of Messrs. Neilsen, Kanofsky and Hodges. The terms of these agreements (along with an amended employment agreement with Peter C. Walsh, Ameristar’s Senior Vice President, General Counsel and Chief Administrative Officer) have been summarized in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2008. The Form 8-K also includes certain biographical and other information regarding each of Messrs. Neilsen, Kanofsky and Hodges.
     Our 2008 Annual Meeting of Stockholders will be held as scheduled on Friday, June 20, 2008 at 2:00 p.m. (local time) at Ameristar Casino Resort Spa, One Ameristar Boulevard, St. Charles, Missouri 63301. The changes discussed above will not affect the items of business to be conducted at the meeting. Information with respect to these items of business is set forth in our Proxy Statement dated April 29, 2008, first mailed to stockholders on or about May 8, 2008. Only stockholders of record at the close of business on May 1, 2008 are entitled to vote at the meeting and any subsequent adjournment(s) or postponement(s) thereof.

Sincerely,

RAY H. NEILSEN
Chairman of the Board